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                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934

                             Date of Report March 4, 1996
                   (Date of earliest event reported March 4, 1996)

                                  BARNETT BANKS, INC.
               (Exact name of registrant as specified in its charter)

                                       FLORIDA
                  (State or other jurisdiction of incorporation)

                1-7901                                    59-0560515
       (commission file number)               (IRS Employer Identification No.)

               50 North Laura Street, Jacksonville, Florida 32202
             (Address of principal executive offices)   (zip code)

          Registrant's telephone number, including area code (904) 791-7720

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ITEM 5.   OTHER EVENTS.

          See press release dated March 4, 1996 attached hereto.

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      BARNETT BANKS, INC.
                                         (Registrant)


Date: March 4, 1996                  By: /s/ Stephen J. Boyle
                                        ---------------------------------
                                            (Signature)
                                     Print Name: Stephen J. Boyle
                                     Its: Manager of Financial Reporting



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[BARNETT BANK LOGO]



                                                                   [LETTERHEAD]

FOR IMMEDIATE RELEASE
---------------------
March 4, 1996

BARNETT, BANK OF BOSTON, THOMAS H. LEE COMPANY AND MADISON DEARBORN PARTNERS AGREE TO FORM NATION'S 7TH LARGEST MORTGAGE SERVICING COMPANY

     JACKSONVILLE, Fla. -- Barnett Banks, Inc. today announced it has signed a definitive agreement under which Barnett, Bank of Boston Corporation and two private equity investors, Thomas H. Lee Company and Madison Dearborn Partners, Inc., will form a joint venture creating the seventh largest mortgage servicing company in the nation.

     Under the agreement, Barnett and Bank of Boston will each place their mortgage servicing businesses as well as certain other mortgage banking functions into the new company. Barnett will contribute its $33 billion servicing portfolio, proprietary systems and certain other functions to the new venture. Adding Bank of Boston's servicing portfolio, the new venture will have more than $75 billion in mortgage servicing.

     Barnett will retain its mortgage production units and continue to originate mortgages through its banks in Florida and south Georgia as well as through BancPLUS, its nationwide retail mortgage origination unit, and Loan America, its wholesale mortgage origination unit. However, those loans would now be serviced by this new venture. The agreement gives Barnett the exclusive right to market other products to its mortgage customers.

     Barnett and Bank of Boston will each own one-third of the new venture. Thomas H. Lee Company and Madison Dearborn Partners will collectively own the remainder. Terms of the agreement were not disclosed.

     "This transaction furthers our strategy to profitably expand our mortgage banking business," said Charles E. Rice, Barnett chairman and


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Barnett Banks, Inc. - 2


chief executive officer. "The scale of this new company and the combination of the expertise of Bank of Boston and Barnett will result in enhanced service to mortgage customers, more efficient servicing and greater opportunities to expand the servicing business. By forming this joint venture, we create the opportunity to enhance our already significant position in the mortgage banking industry."

     The joint venture will be highly competitive in the rapidly consolidating mortgage servicing industry, with one of the lower servicing costs per loan. The new company intends to continue to seek other potential partners to provide additional servicing scale and origination capabilities.

     "While maintaining a major ownership position in one of the nation's premier mortgage servicing companies, we will be able to focus more on mortgage production, creating new relationships with customers who then may find it convenient to purchase other financial services from Barnett," Rice continued. "Barnett will continue to be the premier residential mortgage lender in Florida and one of the top 20 in the United States." The company originated almost $6 billion in mortgage loans in 1995.

     The transaction will have a beneficial financial impact for Barnett by enhancing earnings per share, reducing intangible assets and improving operating efficiency. In addition to its one-third ownership in the new venture, Barnett will also receive cash which management is authorized to use to repurchase shares of its common stock.

     The transaction is expected to close in the second quater of 1996.

     With $42 billion in assets, Barnett Banks, Inc. is the leading financial institution in Florida and ranked in the top 25 in the United States. The company provides a complete line of banking and related financial services to consumers and businesses. Barnett stock (BBI) is listed on the New York Stock Exchange.